Exhibit 11

                             JAMES RIVER CORPORATION
                          of Virginia and Subsidiaries

      COMPUTATION OF EARNINGS PER COMMON SHARES AND COMMON SHARE EQUIVALENT
           For the Quarters (13 Weeks) and Six Months (26 Weeks) Ended
                         June 26, 1994 and June 27, 1993
                    (in thousands, except per share amounts)

                                           Second Quarter       Six Months
PRIMARY:                                    1994     1993      1994      1993

Net earnings (loss) applicable
  to common shares                        $4,699   $5,531  $(10,589) $(12,807)

Weighted average number of common
  shares and common share equivalents:
  Common shares outstanding               81,672   81,607    81,652    81,593
  Issuable upon exercise of outstanding
    stock options and pursuant to a
    deferred stock award plan                355    2,182       407     1,238
  Less assumed acquisition of common
    shares, using proceeds from stock
    options and the impact of a deferred
    stock award plan, under the treasury
    stock method                            (127)  (1,943)     (176)   (1,038)

                                          81,900   81,846    81,883    81,793

Primary earnings (loss) per common share    $.06     $.06     $(.13)    $(.16)

Exhibit 11 (continued)

                             JAMES RIVER CORPORATION
                          of Virginia and Subsidiaries

      COMPUTATION OF EARNINGS PER COMMON SHARES AND COMMON SHARE EQUIVALENT
           For the Quarters (13 Weeks) and Six Months (26 Weeks) Ended
                         June 26, 1994 and June 27, 1993
                    (in thousands, except per share amounts)

                                           Second Quarter       Six Months
FULLY DILUTED:                              1994     1993      1994      1993

Net earnings (loss) applicable
  common shares                           $4,699   $5,531  $(10,589) $(12,807)

Weighted average number of common
  shares and common share equivalents:
  Common shares outstanding               81,672   81,607    81,652    81,593
  Issuable upon exercise of outstanding
    stock options and pursuant to a
    deferred stock award plan                355    2,182       407     1,246
  Less assumed acquisition of common
    shares, using proceeds from stock
    options and the impact of a deferred
    stock award plan, under the treasury
    stock method                            (126)  (1,943)     (176)   (1,044)

                                          81,901   81,846    81,883    81,795

Fully diluted earnings (loss)
  per common share                          $.06     $.06     $(.13)    $(.16)

Exhibit 11 (continued)

                       JAMES RIVER CORPORATION
                    of Virginia and Subsidiaries

                NOTES TO COMPUTATIONS OF EARNINGS PER
              COMMON SHARE AND COMMON SHARE EQUIVALENT


      Primary earnings per common share is computed by dividing net income, after deducting dividends on outstanding preferred shares, by the weighted average number of common shares and dilutive common share equivalents outstanding during the period. Common share equivalents consist of shares issuable pursuant to stock options and a deferred stock award plan, and are calculated using an average market price for the period.

      Fully diluted earnings per common share is computed using the same method as for the primary computation except that (i) common share equivalents are computed using the higher of the market price at the end of the period or the average market price for the period, and (ii) the average number of common shares and dilutive common share equivalents outstanding is increased by the assumed conversion, if dilutive, of the Company's Series K $3.375 Cumulative Convertible Exchangeable Preferred Stock (the "Series K"), its Series L $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series L"), and its Series N $14.00 Cumulative Convertible Exchangeable Preferred Stock (the "Series N"). The conversions of the Series K, the Series L, and the Series N have not been assumed for the periods presented, as such conversions are not dilutive.